UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15th(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2021

Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 888-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	BNGOW	The Nasdaq Stock Market LLC

Item 8.01 Other Events.

On January 8, 2021, Bionano Genomics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., as representative of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale in a public offering of 29,016,393 shares of the Company’s common stock, par value $0.0001 per share. The price to the public in the offering is $3.05 per share and the Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $2.867 per share. The net proceeds to the Company from the offering are expected to be approximately $82.8 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The closing of the offering is expected to occur on January 12, 2021, subject to customary closing conditions. In addition, the Company granted the Underwriters a 30-day option to purchase up to 4,352,458 shares of the Company’s common stock at the public offering price, less the underwriting discounts and commissions.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.

The offering is being made pursuant to the Company’s effective registration statements on Form S-3 (Registration Statement Nos. 333-245762 and 333-251956), as previously filed with the Securities and Exchange Commission (“SEC”), and a related prospectus and prospectus supplement. A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto, and the foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On January 7, 2021, the Company issued a press release announcing the commencement of the offering and on January 8, 2021 the Company issued a press release announcing that the Company had priced the offering. Copies of these press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Forward-Looking Statements

Certain statements contained in this report are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include, without limitation, statements regarding the completion, timing and expected net proceeds from the offering. Words such as “will,” “expect,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, risks and uncertainties associated with market conditions, the satisfaction of customary closing conditions related to the public offering and the COVID-19 global pandemic. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s filings with the SEC, including in the section captioned “Risk Factors” in the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2020. These forward-looking statements represent the Company’s judgment as of the filing date hereof. The Company disclaims any intent or obligation to update these forward-looking statements, other than as may be required under applicable law.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
1.1	Underwriting Agreement, dated January 8, 2021, by and among Bionano Genomics, Inc. and Oppenheimer & Co. Inc., as representatives of the several underwriters named therein.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
99.1	Press Release, dated January 7, 2021
99.2	Press Release, dated January 8, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionano Genomics, Inc.

Date: January 11, 2021	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)